Exhibit 5.2

555 Eleventh Street, N.W., Suite 1000 Washington, D.C. 20004-1304 Tel: +1.202.637.2200 Fax: +1.202.637.2201 www.lw.com
FIRM / AFFILIATE OFFICES
February 17, 2026 Regency Centers Corporation One Independent Drive, Suite 114 Jacksonville, Florida 32202	Austin Beijing Boston Brussels Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid	Milan Munich New York Orange County Paris Riyadh San Diego San Francisco Seoul Silicon Valley Singapore Tel Aviv Tokyo Washington, D.C.

Re:	Registration Statement on Form S-3

To the addressees set forth above:

We have acted as special counsel to Regency Centers Corporation, a Florida corporation (the “Company” or the “Guarantor”), and Regency Centers, L.P., a Delaware limited partnership (the “Partnership”), in connection with their filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale (a) by the Company of (i) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”), (iii) depositary shares (the “Depositary Shares”), each of which will represent a fractional share of Common Stock or Preferred Stock, (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Depositary Shares (“Company Warrants”), (v) purchase contracts (the “Purchase Contracts”), (vi) units consisting of one or more constituent securities of the Company (the “Units”), (b) by the Partnership of (i) one or more series of the Partnership’s debt securities (collectively, “OP Debt Securities”), to be issued under an indenture, dated December 5, 2001, as amended or supplemented, among the Partnership, the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (which is included as Exhibit 4.1 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of OP Debt Securities, the “OP Indenture”) and (ii) warrants to purchase the OP Debt Securities (the “OP Warrants”), and (c) by the Company of guarantees of the OP Debt Securities (the “Guarantees”) pursuant to the OP Indenture. The Common Stock, Preferred Stock, Depositary Shares, Company Warrants, Purchase Contracts, Units, OP Debt Securities, OP Warrants and Guarantees are referred to herein collectively as the “Securities.”

February 17, 2026

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and the Partnership and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues pertaining to Florida law, including the validity of the Common Stock and Preferred Stock and the due authorization of the Securities by the Company, are addressed in the opinion of Foley & Lardner LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

When the applicable deposit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the terms of the applicable deposit agreement and authorized by all necessary corporate action of the Company, and such Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable deposit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the underlying securities have been validly issued and deposited with the depositary), such Depositary Shares will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.

When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Company Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Company Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Company Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Company Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

February 17, 2026

3.

When the applicable purchase contract agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issue of Purchase Contracts have been duly authorized in accordance with the terms of the applicable purchase contract agreement and authorized by all necessary corporate action of the Company, and such Purchase Contracts have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable purchase contract agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable under such Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action), such Purchase Contracts will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.

When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.

When the OP Indenture has been duly authorized, executed and delivered by all necessary limited partnership action of the Partnership, and when the specific terms of a particular series of OP Debt Securities have been duly established in accordance with the terms of the OP Indenture and authorized by all necessary limited partnership action of the Partnership, and such OP Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the OP Indenture and in the manner contemplated by the applicable Prospectus and by such limited partnership action, such OP Debt Securities will be the legally valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.

6.

When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary limited partnership action of the Partnership, and when the specific terms of a particular issuance of OP Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary limited partnership action of the Partnership, and such OP Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such limited partnership action (assuming the securities issuable upon exercise of such OP Warrants have been duly authorized and reserved for issuance by all necessary limited partnership action), such OP Warrants will be the legally valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.

February 17, 2026

7.

When the specific terms of the Guarantees of a particular OP Debt Security and such OP Debt Security have been duly established in accordance with the OP Indenture, the Guarantees have been authorized by all necessary corporate action of the Company and such OP Debt Security has been authorized by all necessary limited partnership action of the Partnership, such Guarantees have been duly executed, issued and delivered in accordance with the OP Indenture and in the manner contemplated by the Prospectus and by such corporate action, and such OP Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with the OP Indenture and in the manner contemplated by the Prospectus and by such limited partnership action, such Guarantees will be the legally valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.

February 17, 2026

With your consent, we have assumed (a) that each of the Depositary Shares, Company Warrants, Purchase Contracts, Units, OP Warrants, OP Debt Securities and Guarantees and the deposit agreements, purchase contract agreement, unit agreements, warrant agreements and OP Indenture governing such Securities and any related board resolution, supplemental indenture or officers’ certificate establishing the terms thereof (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Partnership and the Company, as applicable, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP